Exhibit 23.2

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                                                        Russell Bedford
                                                        Stefanou Mirchandani LLP
                                                        Accountants and Advisors
                                                        20 West 37th Street
                                                        8th Floor
                                                        New York, NY 10018
                                                        212.868.3669
                                                        212.868.3498/Fax


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                  LETTERHEAD OF
                    Russell Bedford Stefanou Mirchandani LLP


The Board of Directors
Planetlink Communications, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 18, 2005, relating to the consolidated financial statements of Planetlink Communications, Inc., which is incorporated by reference in that Registration Statement.

     /s/ Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants
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     Russell Bedford Stefanou Mirchandani, LLP
     Certified Public Accountants


August 1, 2005
New York, New York